Exhibit 99.1

May 9, 2011

Notice of Q1 2011 Financial Results Investor Call

SquareTwo Financial will host a conference call on Thursday, May 12th, 2011 at 8:30am Mountain Time to discuss the financial results for the quarter ended March 31st, 2011.  The telephone number for domestic participants is (877)-522-6079.  The telephone number for international participants is (706)-643-9734.  Please dial in five to ten minutes prior to the start of the call.  The confirmation number for domestic and international participants is 60839707.

Our first quarter results and Q1 2011 Financial Results Presentation will be released two hours prior to the start of the call, at 6:30am Mountain Time, under the header of About Us on the Investor Relations section of our Company website, www.squaretwofinancial.com.  Please download the copy of our Q1 2011 Financial Results Presentation from our website that will be used during the conference call.  A replay of the conference call will also be available shortly after the call on the Company’s website.

Please direct all inquiries to the Company’s Investor Relations department by sending an email to ir@squaretwofinancial.com.